UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Duke Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 1, 2016, Duke Energy Corporation (the “Company”) entered into a  forward sale agreement relating to 9,250,000 shares of the Company’s common stock, par value $0.001 per share (or 10,637,500 shares of the Company’s common stock if the underwriters exercise their option to purchase additional shares of common stock in full), documented under a Confirmation subject to a master agreement (together, the “Original Forward Sale Agreement”) with Barclays Bank PLC (in such capacity, the “Forward Purchaser”).  On March 2, 2016, the underwriters exercised in full their option to purchase an additional 1,387,500 shares of the Company’s common stock.  In connection therewith, the Company and the Forward Purchaser entered into an additional forward sale agreement relating to such number of shares, documented under a separate Confirmation subject to a master agreement (together, the “Additional Forward Sale Agreement”).

In connection with the Original Forward Sale Agreement and the Additional Forward Sale Agreement (each, a “Forward Sale Agreement”), the Company entered into an Underwriting Agreement on March 1, 2016 among the Company, the underwriters named therein and Barclays Capital Inc., acting in its capacity as forward seller and as agent for the Forward Purchaser, pursuant to which the forward seller sold to the underwriters an aggregate of 10,637,500 shares.  Also in connection with the Forward Sale Agreements, the forward seller borrowed 10,637,500 shares of the Company’s common stock from third parties.

Upon physical settlement of the Forward Sale Agreements, the Company will receive from the Forward Purchaser an amount equal to the net proceeds of the borrowed shares of common stock sold pursuant to the Underwriting Agreement, subject to certain adjustments pursuant to the Forward Sale Agreements.  The Company will receive such amount at a forward sale price that initially will be $69.84 per share (which is the initial price to the public of $72.00 per share less the underwriting discount) but that will be subject to certain adjustments pursuant to the Forward Sale Agreements.

The Company expects the Forward Sale Agreements to settle by the end of 2016, but settlement may occur as late as June 30, 2017.  The Company may, subject to certain conditions, elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the Forward Sale Agreements and the Forward Purchaser may accelerate settlement of the Forward Sale Agreements upon the occurrence of certain events.

On a settlement date, if the Company decides to physically settle a Forward Sale Agreement, the Company will issue shares of common stock to the Forward Purchaser under the Forward Sale Agreement at the then-applicable forward sale price.  Each of the Forward Sale Agreements provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to the federal funds rate less a spread and will be decreased on certain dates by amounts related to expected dividends on shares of the Company’s common stock during the term of the Forward Sale Agreements.  If the federal funds rate is less than the spread for any day, the interest rate factor will result in a reduction of the forward sale price.

Except under circumstances described in each Forward Sale Agreement, the Company has the right to elect physical, cash or net share settlement under the Forward Sale Agreement.  Although the Company expects to settle the Forward Sale Agreements entirely by delivering shares of common stock in connection with full physical settlement, the Company may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of its obligations if it concludes that doing so is in the best interest of the Company.  In the event the Company elects to cash settle or net share settle, the settlement amount generally will be related to (1)(a) the market value of the shares of common stock during the unwind period under the related Forward Sale Agreement minus (b) the forward sale price;

multiplied by (2) the number of shares of common stock underlying the Forward Sale Agreement then subject to cash settlement or net share settlement.  If this settlement amount is a negative number, the Forward Purchaser will pay to the Company the absolute value of that amount or deliver to the Company a number of shares of the Company’s common stock having a value equal to the absolute value of such amount.  If this settlement amount is a positive number, the Company will pay to the Forward Purchaser that amount or deliver to the Forward Purchaser a number of shares of common stock having a value equal to such amount.  In connection with any cash settlement or net share settlement, the Company would expect the Forward Purchaser or an affiliate to purchase shares of the Company’s common stock in secondary market transactions for delivery to third party stock lenders in order to close out its, or its affiliate’s, hedge positions in respect of the related Forward Sale Agreement.

The Forward Purchaser will have the right to accelerate each Forward Sale Agreement (or, in certain cases, any affected portion of the transaction as determined by the Forward Purchaser under the Forward Sale Agreement) and require the Company to settle on a date specified by the Forward Purchaser if (1) the Forward Purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the Forward Sale Agreement, subject to certain exceptions in the case of such a materially increased cost; (2) the Forward Purchaser determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of shares of the Company’s common stock equal to the number of shares of common stock underlying the Forward Sale Agreement or that, with respect to borrowing such number of shares of common stock, it would incur a rate that is greater than the borrow cost specified in the Forward Sale Agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost; (3) the Forward Purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the Forward Sale Agreement) with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable; (4) the Company declares a dividend or distribution on its shares of common stock with a cash value in excess of a specified amount, an ex-dividend date that occurs earlier than a specified date or certain non-cash dividends; (5) there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization or change in law (in each case, as determined pursuant to the terms of the Forward Sale Agreement); or (6) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of the Forward Sale Agreement). The Forward Purchaser’s decision to exercise its right to accelerate the settlement of the Forward Sale Agreement will be made irrespective of the Company’s interests, including the Company’s need for capital. In such cases, the Company could be required to issue and deliver shares of common stock under the physical settlement provisions, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to the Company, the Forward Sale Agreement will terminate. Following any such termination, the Company may not issue any shares of common stock and would not receive any proceeds pursuant to the Forward Sale Agreement.

The description of the Forward Sale Agreements set forth above is qualified in its entirety by reference to the Forward Sale Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.  Other Events.

On March 1, 2016, the Company entered into the Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on their own behalf and the several underwriters named therein and Barclays Capital Inc., acting in its capacity as a forward seller and as agent for Barclays Bank PLC, relating to the registered public offering and sale by the forward seller of 9,250,000 shares of the Company’s common stock, par value $0.001 at a price to the public of $72.00 per share.  On March 2, 2016, the underwriters exercised in full their option to purchase an additional 1,387,500 shares of the Company’s common stock pursuant to the Underwriting Agreement.

The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference here.

Also, in connection with the issuance and sale of the shares of common stock, the Company is filing a legal opinion regarding the validity of the shares of common stock as Exhibit 5.1 to this Form 8-K for the purpose of incorporating the opinion into the Company’s Registration Statement No. 333-191462.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
Exhibit 5.1	Opinion regarding validity of the shares of common stock
Exhibit 10.1	Confirmation of Forward Sale Transaction, dated March 1, 2016, between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC
Exhibit 10.2	Additional Confirmation of Forward Sale Transaction, dated March 2, 2016, between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC

Exhibit 23.1	Consent (included as part of Exhibit 5.1)

Exhibit 99.1	Underwriting Agreement, dated March 1, 2016, among the Company, the Underwriters named therein and Barclays Capital Inc., acting in its capacity as forward seller and as agent for Barclays Bank PLC

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. Duke Energy Corporation based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: March 7, 2016
	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
Exhibit 5.1	Opinion regarding validity of the shares of common stock
Exhibit 10.1	Confirmation of Forward Sale Transaction, dated March 1, 2016, between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC
Exhibit 10.2	Additional Confirmation of Forward Sale Transaction, dated March 2, 2016, between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC

Exhibit 23.1	Consent (included as part of Exhibit 5.1)

Exhibit 99.1	Underwriting Agreement, dated March 1, 2016, among the Company, the Underwriters named therein and Barclays Capital Inc., acting in its capacity as forward seller and as agent for Barclays Bank PLC